UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 8, 2008

New Frontier Media, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	000-23697	84-1084061
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

7007 Winchester Circle, Suite 200, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number:  (303) 444-0900

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 8, 2008, New Frontier Media, Inc., a Colorado corporation (the “Registrant”), issued the attached press release that included financial information for its fiscal 2009 first quarter. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K, and shall not be deemed incorporated by reference into any of the Registrant’s registration statements or other filings with the Securities and Exchange Commission.

The press release presents EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. They are presented in the press release because the Registrant’s management uses this information in evaluating the operating efficiency and overall financial performance of its business. The Registrant’s management also believes that this information provides the users of the Registrant’s financial statements a valuable insight into its operating results.  EBITDA and Adjusted EBITDA measure the amount of income generated each period by the Registrant that could be used to service debt, pay taxes and fund capital expenditures. It is important to note, however, that non-GAAP financial measures as presented do not represent cash provided by or used in operating activities and may not be comparable to similarly titled measures reported by other companies. Neither should be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated August 8, 2008 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Date: August 8, 2008	By:	/s/ Michael Weiner
Michael Weiner, CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated August 8, 2008 furnished herewith.